    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 1998

                                            REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              CISCO SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   CALIFORNIA                                       77-0059951
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                             170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JOHN T. CHAMBERS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              CISCO SYSTEMS, INC.
                             255 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                            THERESE A. MROZEK, ESQ.
                           DAVID A. MAKARECHIAN, ESQ.
                        BROBECK, PHLEGER & HARRISON LLP
                             TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                          PALO ALTO, CALIFORNIA 94303
                                 (650) 424-0160

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
      TITLE OF EACH                AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM             AMOUNT
   CLASS OF SECURITIES             TO BE             AGGREGATE OFFERING          AGGREGATE            OF REGISTRATION
    TO BE REGISTERED             REGISTERED          PRICE PER SHARE(1)      OFFERING PRICE(1)              FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par
  value per share........        760,445.00               $52.125              $39,638,195.62            $11,694.00
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) The price of $52.125, the average of the high and low prices of the Common Stock on the Nasdaq National Market System on October 14, 1998, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 760,445 Shares
                              CISCO SYSTEMS, INC.
                                  Common Stock

This Prospectus relates to the public offering, which is not being underwritten, of 760,445 shares of Common Stock. All 760,445 shares may be offered by certain Cisco Systems, Inc. shareholders or by pledgees, donees, transferees or other successors in interest that receive such shares from a named selling shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this Prospectus. All of the shares either originally were issued by us, or will be issued by us pursuant to the exercise of options to acquire shares of Common Stock of Cisco Systems, Inc., in connection with the acquisition of American Internet Corporation, by and through the acquisition of all of its common stock and the assumption of options to purchase such common stock. American Internet Corporation was merged with and into Cisco Systems, Inc. with Cisco Systems, Inc. as the surviving corporation. The shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof. The shares are being registered by Cisco Systems, Inc. pursuant to the terms of the merger.

The shares may be offered by the selling shareholders from time to time in transactions in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Plan of Distribution."

Cisco Systems, Inc. will not receive any of the proceeds from the sale of the shares, but has agreed to bear certain expenses in connection with their registration.

The Common Stock of Cisco Systems, Inc. is quoted on the Nasdaq National Market under the symbol "CSCO." On October 14, 1998, the average of the high and low price for the Common Stock was $52.125.
                            ------------------------

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

Cisco Systems, Inc. has agreed to keep a registration statement of which this Prospectus constitutes a part effective until the earlier to occur of September 30, 2000 or the earlier disposition of the securities offered by this Prospectus. After such period, if Cisco Systems, Inc. chooses not to maintain the effectiveness of the registration statement of which this Prospectus constitutes a part, the securities offered by this Prospectus may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act of 1933 or pursuant to an effective registration statement thereunder.

The date of this Prospectus is October 19, 1998

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by Cisco Systems, Inc. (the "Company" or the "Registrant"), any selling shareholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Public Reference Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is quoted on the Nasdaq National Market, and such material also may be inspected at the offices of Nasdaq Operations, 1735 K Street N.W., Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference hereby is made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission (File No. 0-18225) pursuant to the Exchange Act are herein incorporated by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended July 25, 1998, filed September 25, 1998, including certain information in the Company's Definitive Proxy Statement in connection with the Company's 1998 Annual Meeting of Shareholders and certain information in the Company's Annual Report to Shareholders for the fiscal year ended July 25, 1998;

     2. The Company's Current Report on Form 8-K filed October 13, 1998.

     3. The description of the Company's Common Stock, $0.001 par value per share, contained in its registration statement on Form 8-A filed January 8, 1990, including any amendment or reports filed for the purpose of updating such description; and

     4. All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering.

Any statement contained in a document incorporated by reference herein shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will, upon written or oral request, provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are herein incorporated by reference (other than exhibits to such documents unless such exhibits specifically are incorporated by reference into the documents that this Prospectus incorporates). Written requests for copies should be directed to Larry R. Carter, Senior Vice President, Chief Financial Officer and Secretary, at the principal executive offices of Cisco Systems, Inc., 255 West Tasman Drive, San Jose, California 95134. The Company's telephone number is (408) 526-4000.

                                  THE COMPANY

The principal executive offices of the Company are located at 255 West Tasman Drive, San Jose, California 95134. The Company's telephone number is (408) 526-4000.

                              PLAN OF DISTRIBUTION

The Company is registering all 760,445 shares (the "Shares") on behalf of certain Selling Shareholders (defined below). The Company will receive no proceeds from this offering. The Shares offered hereby may be sold from time to time by the selling shareholders named herein or by pledgees, donees, transferees or other successors-in-interest selling Shares received from a named selling shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this Prospectus (collectively, the "Selling Shareholders"). The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers. The Shares may be sold by one or more of, or a combination of, the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus, (c) an exchange distribution in accordance with the rules of such exchange, (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

In connection with distributions of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders also may sell Shares short and redeliver the Shares to close out such short positions. The Selling Shareholders also may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The Selling Shareholder also may loan or pledge the Shares registered hereunder to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares pursuant to this Prospectus.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) in amounts to be negotiated in connection with the sale. Such broker-dealers or agents and any other participating broker-dealers or the Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales and any such commission, discount or concession received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Shareholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by Selling Shareholders.

In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Shareholders. The Company will make copies of this Prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby.

Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction. In addition, upon the Company being notified by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this Prospectus will be filed.

All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the Selling Shareholders. The Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. The Selling Shareholders have agreed to indemnify certain persons including broker-dealers and agents against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.

                              SELLING SHAREHOLDERS

The following table sets forth the number of Shares owned by each of the Selling Shareholders. Except as indicated, none of the Selling Shareholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Shares or other securities of the Company. Because the Selling Shareholders may offer all or some of the Shares which they hold pursuant to the offering contemplated by this Prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the amount of Shares that will be held by the Selling Shareholders after completion of this offering. The Shares offered by this Prospectus may be offered from time to time by the Selling Shareholders named below.

                                                                           NUMBER OF
                                      NUMBER OF SHARES    PERCENT OF         SHARES
                                        BENEFICIALLY      OUTSTANDING    REGISTERED FOR
    NAME OF SELLING SHAREHOLDER            OWNED            SHARES       SALE HEREBY(1)
    ---------------------------       ----------------    -----------    --------------
Alex d'Arbeloff.....................        6,357              *              6,357
Andrew H. Sudduth...................        1,134              *              1,134
Arthur Garofalo.....................          625              *                625
Barbara Kilpatrick..................           15              *                 15
Brad Parker.........................       41,530              *             41,530
Caesar Naples IV....................          359              *                359
Carlos W. Smith.....................          234              *                234
Charles River Ventures VII(2).......      278,246              *            278,246
Cheng Wu............................          312              *                312
Commonwealth Capital Ventures
  L.P...............................      100,790              *            100,790
Corinne C. Howard...................          136              *                136
David E. Jabs.......................        7,529              *              7,529
David H. Kaufman....................        1,026              *              1,026
Elizabeth B. Walker.................           46              *                 46
Elysabeth J. Spiezio................            9              *                  9
Eric T. Farrish.....................          136              *                136
Frederic D. Shea....................        1,075              *              1,075
Gardner Hendrie.....................       11,242              *             11,242
Gregory D. Nicastro.................          625              *                625
James P. Masciarelli................        2,519              *              2,519
John Pearce.........................           62              *                 62
John R. Dunning.....................          107              *                107
Jon Dreyer..........................          218              *                218
Kenneth E. Kinnear, Jr..............        1,032              *              1,032
Mark J. Stapp.......................          238              *                238
Matrix Partners IV, L.P.(3).........      206,644              *            206,644
Matrix IV Entrepreneurs Fund
  L.P.(4)...........................       10,875              *             10,875
Michael Normile.....................          273              *                273

                                                                           NUMBER OF
                                      NUMBER OF SHARES    PERCENT OF         SHARES
                                        BENEFICIALLY      OUTSTANDING    REGISTERED FOR
    NAME OF SELLING SHAREHOLDER            OWNED            SHARES       SALE HEREBY(1)
    ---------------------------       ----------------    -----------    --------------
Paul G. Fox.........................        1,290              *              1,290
Peter Brumme........................          625              *                625
Peter Stephen Heitman...............        1,603              *              1,603
Rajeev Rana.........................          273              *                273
Robert T. Brennan...................        2,346              *              2,346
Sheryl Schultz......................          215              *                215
Steven Finn.........................        2,810              *              2,810
The Throop Wilder Trust for
  Charlotte Wilder..................        5,005              *              5,005
Throop Wilder.......................       51,307              *             51,307
William J. Brennan..................        1,603              *              1,603
Rayan Zacharissen...................          908              *                908
Lighthouse Capital Partners, L.P....        2,382              *              2,382
Michelle E. Adams(5)................           62              *                 62
Jennifer Barnicle(5)................           93              *                 93
Michael D. Haag(5)..................          109              *                109
Patricia Harper(5)..................          156              *                156
Ernest Indresano, Jr.(5)............          234              *                234
Robert W. Kilbride(5)...............           15              *                 15
Latrisha N. McKenzie(5).............            7              *                  7
Eric L. Solomon(5)..................           62              *                 62
Peter L. Zuiker(5)..................          625              *                625
David Fellows(5)....................        2,502              *              2,502
Bruce Sachs(6)......................        4,378              *              4,378
Robert Eisenberg(5).................          625              *                625
Sangam Pant(5)......................          625              *                625
Lou Steinberg(5)....................          625              *                625
Stephen Van Beaver(5)...............        1,251              *              1,251
Cheng Wu(5).........................          625              *                625
Shawn Alexander(5)..................          437              *                437
James P. Masciarelli(5).............          156              *                156
Peter Sevcik(5).....................          625              *                625
Robert C. Smith(5)..................        3,167              *              3,167
Tom McCormack.......................          305              *                305
                                          -------                           -------
          TOTAL.....................      760,445                           760,445
                                          =======                           =======

---------------
 *  Represents beneficial ownership of less than 1%.

(1) This Registration Statement also shall cover any additional shares of Common Stock which become issuable in connection with the Shares registered for sale hereby by reason of any stock divided, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Subsequent to the date of this Prospectus, the Shares held by Charles River Ventures VII may be distributed to Richard M. Burnes, Jr., Knightsbridge Integrated Holdings II Partnership, Donald W. Feddersen, Knightsbridge Associated Investors IX Limited Partnership, Michael J. Zak, Stephen E. Coit, Leeway & Co., Neises Family Limited Partnership, Lowell Retirement System, David T. Neises, Lombard Partnership, Mark M. Neises, Mellon Bank, Trustee for NYNEX Master Pension Trust, Ellyn T. Neises, Amoco Corporation Master Trust for Employee Pension Plans, Mellon Bank N.A. as Trustee of Northeast Utilities Service, Boston Safe Deposit and Trust Company, Agent for Mellon Bank, N.A. Trustee for the ALCOA Master Trust, The Minnesota Mutual Life Insurance Company, Nina E. Swift Trust 1991, BP America, Inc. Retirement Trust, Plymouth County Retirement Association, Bristol County Retirement Board, Raybank, Ltd., CTC Partners, S.C. Johnson & Son, Inc. Retirement Plan Trust, Cambridge Retirement Board, Smith Family Limited Partnership, Richard Crawford, Ssangyong Cement (Singapore) Ltd., East River Limited Partnership, Tan Cheng Gay, EDB Ventures 2 PTE LTD, University of Rochester, Carmena Ltd Partnership, Cambridge Holding, N.V., Robert Badavas, University of Notre Dame du Lac, R. Stephen Cheheyl, Vulcan Materials Company, Robert Davoli, Worcester Polytechnic Institute, Gururaj Deshpande, Ted R. Dintersmith, Gregor Ferguson, Gordon M. Burnes, Alain Hanover, Sarah
    S. Burnes, C. Richard Harrison, Ethan M. Burnes, John Robert Held Trust, Kimberly A. Watkins, Mitchell Kertzman, Brett A. Feddersen, Yoseph Linde, John R. Feddersen, Eileen McDonagh, Daniel W. Feddersen, Peter Nesbeda, John
    T. Neises, Judy Fowler-Seifrt, Paul J. Conway, William Seifert Trust, Paul
    W. Finnegan, Daniel Smith, Alan L. Stanzler, David Tolwinski, Thomas A. Hickey, III, Steven Walske, Charles J. Johnson, n.v. Gewestelijke Investeringstmaatsdhappij Voor Vlaanderen (GIMV), Joseph C. Hutcheson, II, William V. Sopp, HCF Partners, Vita A. Spakevicius and/or Peter J. Sevick.

(3) Subsequent to the date of this Prospectus, the Shares held by Matrix Partners IV, L.P. may be distributed to Timothy A. Barrows, John C. Boyle, Paul J. Ferri, W. Michael Humphreys, Andrew Marcuvitz, Andrew W. Verhalen, Berea College, The Church Pension Fund, Crossroads Constitution Limited Partnership, Trustees of Dartmouth College, Employees' Retirement Plan of Duke University, Gothic Corporation, Marco F. Hellman Trust "B", Bechtle Revocable Trust, Friedrich Bechtle, Horsley Bridge Fund III, L.P., HB-PGGM Fund I, L.P., The Andrew W. Melton Foundation, Massachusetts Institute of Technology, Massachusetts Institute of Technology Retirement Plan, Meridian International Investments Limited, Phemus Corporation, Regents of the University of Michigan, Kale & Co. A/C JD 85, Brinson Trust Company as Trustee of the Brinson MAP Venture Capital Fund III, Morgan Stanley Trust Company as Custodian to the Brinson Venture Partnership Fund III, L.P., State Street Bank & Trust Company as Custodian for Electronic Data Systems Corporation Retirement Plan and Trust, Evangelical Lutheran Church in America Board of Pensions, Bankers Trust Company as Custodian for New Mexico State Investment Council, Boston Safe Deposit & Trust Company as Trustee for SBC Master Pension Trust, State Universities Retirement System and/or Virginia Retirement System.

(4) Subsequent to the date of this Prospectus, the Shares held by Matrix IV Entrepreneurs Fund L.P. may be distributed to certain of its limited and/or general partners who may sell Shares pursuant to this Prospectus.

(5) All of such Shares are subject to a fully vested option granted pursuant to the American Internet Corporation Third Amended Stock Option Plan.

(6) All of such Shares are subject to three fully vested options granted pursuant to the American Internet Corporation Third Amended Stock Option Plan, exercisable for 1,251, 625 and 2,502 shares, respectively.

                                 LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                    EXPERTS

The consolidated balance sheets as of July 25, 1998 and July 26, 1997 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended July 25, 1998 incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFERING BEING MADE HEREBY NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................   2
Incorporation of Certain Documents by
  Reference...........................   3
The Company...........................   4
Plan of Distribution..................   4
Selling Shareholders..................   6
Legal Matters.........................   9
Experts...............................   9

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                              CISCO SYSTEMS, INC.
                                 760,445 Shares
                                of Common Stock
                            ------------------------
                                   PROSPECTUS
                            ------------------------
                                October 19, 1998
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.

SEC Registration fee.......................................  $11,694
Legal fees and expenses....................................   15,000
Accounting fees and expenses...............................    5,000
Printing Fees..............................................    5,000
Transfer Agent Fees........................................    5,000
Miscellaneous..............................................   11,589
                                                             -------
          Total............................................  $53,283
                                                             =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act. The Registrant's Restated Articles of Incorporation, as amended, and Amended Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into Indemnification Agreements with each of its directors and officers.

ITEM 16. EXHIBITS

2.1   Agreement of Merger
5.1   Opinion of Brobeck, Phleger & Harrison LLP
23.1  Consent of Independent Accountants
23.2  Consent of Brobeck, Phleger & Harrison LLP (included in the
      Opinion of Brobeck, Phleger & Harrison LLP filed as Exhibit
      5.1 hereto)
24.1 Power of Attorney (included on page II-3 of this Registration Statement)

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on this 19th day of October, 1998.

                                          CISCO SYSTEMS, INC.

                                          By      /s/ JOHN T. CHAMBERS
                                            ------------------------------------
                                                     John T. Chambers,
                                             President, Chief Executive Officer
                                                       and Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Chambers and Larry R. Carter, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:

                SIGNATURES                                     TITLE                           DATE
                ----------                                     -----                           ----
           /s/ JOHN T. CHAMBERS               President, Chief Executive Officer and     October 19, 1998
------------------------------------------    Director (Principal Executive Officer)
             John T. Chambers

           /s/ LARRY R. CARTER                  Senior Vice President, Finance and       October 19, 1998
------------------------------------------    Administration, Chief Financial Officer
             Larry R. Carter                  and Secretary (Principal Financial and
                                                        Accounting Officer)

                                                Chairman of the Board and Director
------------------------------------------
            John P. Morgridge

         /s/ DONALD T. VALENTINE                             Director                    October 19, 1998
------------------------------------------
           Donald T. Valentine

           /s/ JAMES F. GIBBONS                              Director                    October 19, 1998
------------------------------------------
             James F. Gibbons

           /s/ ROBERT L. PUETTE                              Director                    October 19, 1998
------------------------------------------
             Robert L. Puette

            /s/ MASAYOSHI SON                                Director                    October 19, 1998
------------------------------------------
              Masayoshi Son

                SIGNATURES                                     TITLE                           DATE
                ----------                                     -----                           ----
            /s/ STEVEN M. WEST                               Director                    October 19, 1998
------------------------------------------
              Steven M. West

           /s/ EDWARD R. KOZEL                               Director                    October 19, 1998
------------------------------------------
             Edward R. Kozel

            /s/ CAROL A. BARTZ                               Director                    October 19, 1998
------------------------------------------
              Carol A. Bartz

           /s/ JAMES C. MORGAN                               Director                    October 19, 1998
------------------------------------------
             James C. Morgan

             /s/ MARY CIRILLO                                Director                    October 19, 1998
------------------------------------------
               Mary Cirillo

                                                             Director
------------------------------------------
                Arun Sarin

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            EXHIBIT TITLE
-------                           -------------
  2.1      Agreement of Merger of Acquiror and Target
  5.1      Opinion of Brobeck, Phleger & Harrison LLP
 23.1      Consent of Independent Accountants
 23.2      Consent of Brobeck, Phleger & Harrison LLP (included in the
           Opinion of BPH filed as Exhibit 5.1)
 24.1      Power of Attorney (included on page II-3 of this
           Registration Statement)